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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Incentive Equity Plan of Cliffs Drilling Company of our report dated February 21, 1997, with respect to the consolidated financial statements and schedules of Cliffs Drilling Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                        ERNST & YOUNG LLP

                                        /s/ Ernst & Young LLP



Houston, Texas
May 20, 1997